FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 18, 2015, is made by and among II-VI JAPAN INCORPORATED, a Japanese corporation (the "Borrower"), the Guarantors party thereto, the Banks party thereto and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (the "Agent”) under the Credit Agreement (as hereinafter defined).

RECITALS:

WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Credit Agreement dated as of January 31, 2012 (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein and defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement;

WHEREAS, the Borrower has requested the Banks to extend the Expiration Date of the Revolving Credit Commitments, as set forth in the Credit Agreement, and the Banks have agreed to such change, subject to and on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.Incorporation of Recitals.  The foregoing recitals are hereby incorporated herein by reference.  The Loan Parties hereby represent and warrant that the recitals are true and accurate statements.

2.Amendments to Credit Agreement.

(a) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties, as follows:

"Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Euro Rate Reserve Percentage on such day.   Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement."

"Euro-Rate shall mean with respect to Loans comprising any Borrowing Tranche to which the Euro-Rate applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1%) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Yen deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which Yen deposits are offered by leading banks in the London interbank deposit market (a "Euro-Rate Alternate Source"), at approximately

11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Yen deposits for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Euro-Rate Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro Rate Reserve Percentage. Notwithstanding the foregoing, if the Euro-Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(b)The Euro-Rate shall be adjusted with respect to any Loan that is outstanding on the effective date of any change in the Euro Rate Reserve Percentage as of such effective date.  Agent shall give reasonably prompt notice to the Borrowing Agent of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error."

"Euro Rate Reserve Percentage  shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

"Expiration Date shall mean, with respect to the Revolving Credit Commitments, the earlier of (i) August 31, 2020, or (ii) the termination of the Guarantor Credit Agreement."

"Guarantor Credit Agreement shall mean the Second Amended and Restated Credit Agreement dated as of September 10, 2013 among II-VI Incorporated, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent, as amended, restated or otherwise modified from time to time."

(b) The following new definitions are hereby added in their appropriate alphabetical order to Section 1.1 of the Credit Agreement:

"CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute."

"CFTC shall mean the Commodity Futures Trading Commission."

"Commodity Hedge shall mean a price protection agreement related to commodity products entered into by the Loan Parties for hedging purposes(and not for speculation)."

"Covered Entity means the Borrower, its Affiliates and Subsidiaries, all Guarantors, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Loans."

"Compliance Authority means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission."

"Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement."

"Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party)."

"Eligible Contract Participant shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder."

"Foreign Currency Hedge shall mean a currency exchange, forward swap, future, option, or similar agreements entered into by the Loan Parties or their Subsidiaries (a)  for the purpose of hedging the foreign currency exposure associated with the Loan Parties' and their Subsidiaries' operations, and (b) not for speculative purposes."

"Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness."

"Lender Provided Commodity Hedge shall mean a Commodity Hedge which is provided by any Bank or its Affiliate with respect to which the Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement with applicable schedules and (ii) is entered into for hedging purposes."

"Lender Provided Hedge shall mean a Lender Provided Interest Rate Hedge, a Lender Provided Foreign Currency Hedge or a Lender Provided Commodity Hedge."

"Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Bank or its Affiliate with respect to which the Agent confirms is documented in a standard International Swap Dealer Association Agreement with applicable schedules."

"Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Bank or its Affiliate and with respect to which the Agent confirms: (i) is documented in a standard International Swaps and Derivatives Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure (i.e. any termination payment) in a reasonable and customary manner."

"Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap."

"Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA."

"Reportable Compliance Event means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law."

"Sanctioned Person means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority."

"Swap shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a)."

"Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge, or a Lender Provided Foreign Currency Hedge."

(d) The following new section is hereby added to immediately follow Section 8.1.11 of the Credit Agreement:

"8.1.12  Keepwell.

Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.12, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.12 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.12 constitute, and this Section 8.1.12 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II)) of the CEA."

(e) Section 8.3.6 is hereby amended and restated in its entirety to read as follows:

"8.3.6. Other Reports and Information.

Promptly upon their becoming available to the Borrower:

(i)a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body,

(ii)such other reports and information as any of the Banks may from time to time reasonably request.  The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change, and

(iii) the occurrence of a Reportable Compliance Event."

3.Conditions of Effectiveness of Amendment.  The Agent shall have received each of the following in form and substance satisfactory to the Agent:

(a)Execution and Delivery of Amendment.  Each of the Loan Parties and all of the Banks shall have executed and delivered to the Agent this Amendment.

(b)Expenses. The Borrower shall have paid or caused to be paid all fees, costs and expenses for which the Agent is entitled to be reimbursed.

(c)Miscellaneous. The Borrower and each of the Loan Parties shall have delivered orcause to be delivered such other documents, agreements, instruments, deliverables, and items deemed necessary by the Agent.

4.Representations and Warranties.  The Loan Parties hereby represent and warrant to the Agent and the Banks that after giving effect to this Amendment: (a) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date; and (b) the Loan Parties are in compliance with all terms, conditions, provisions, and covenants contained in the Credit Agreement and the other Loan Documents.  The execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any law, charter, articles, or certificate of incorporation or organization, bylaws, operating agreement or other agreement governing or binding upon any of the Loan Parties or any of their property; and after giving effect to the waivers provided for herein, no Event of Default or Potential Default has occurred and is continuing or exists.

5.Force and Effect.  Each of the Loan Parties: (a) reconfirms, restates, and ratifies the Credit Agreement, the Loan Documents and all other documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment; (b) confirms that all such documents have remained in full force and effect since the date of their execution; and (c) acknowledges and agrees that this Amendment is a Loan Document as defined under the Credit Agreement, and a violation of any provision of this Amendment shall constitute an Event of Default under the Credit Agreement.

6.Governing Law.  This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

7.Counterparts.  This Amendment may be signed by telecopy or original in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.Construction.  From and after the date hereof, each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference, and each reference to "this Agreement" and each other similar referenced contained in the Credit Agreement shall refer to the Credit Agreement, as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES TO FOLLOW]

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:
II-VI JAPAN INCORPORATED

By:	/s/ Yasuhiro Sakakibara
Yasuhiro Sakakibara
President

GUARANTOR:
II-VI INCORPORATED

By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Allison Fromm
Allison Fromm
Vice President